Exhibit 10.1

AMENDMENT, WAIVER AND EXCHANGE AGREEMENT

This Amendment, Waiver and Exchange Agreement (the “Agreement”), dated as of June 30, 2015, is by and between WPCS International Incorporated, a Delaware corporation with offices located at 521 Railroad Avenue, Suisun City, California 94585 (the “Company”), and the holder identified on the signature page hereto (the “Holder”).

RECITALS

A. Prior to the date hereof, the Company has issued to the Holder a Promissory Note with such aggregate outstanding principal as set forth on the signature page of the Holder attached hereto (as amended, modified, waived or exchanged prior to the date hereof, the “Existing Note”), pursuant to that certain Securities Purchase Agreement, dated as of December 17, 2013 and entered into by and among the Company, the Holder and certain other investors signatory thereto entered (as amended, modified or waived prior to the date hereof, the “Securities Purchase Agreement”).

B. The Company has authorized a new series of preferred stock designated as Series H Convertible Preferred Stock (the “Series H Preferred Stock”), the rights, preferences and other terms and provisions of which are set forth in the Certificate of Designations, Preferences and Rights of Series H Preferred Stock, in the form attached hereto as Exhibit A (the “Series H Certificate of Designations”), which Series H Preferred Stock shall be convertible into shares of the Company’s Common Stock (as defined below), in accordance with the terms of the Series H Certificate of Designations (the “Conversion Shares”).

C. The Company and the Holder desire to enter into this Agreement, pursuant to which (i) certain provisions of the Securities Purchase Agreement shall be amended and waived and (ii) the Company and the Holder shall exchange the Existing Note for such aggregate number of Series H Preferred Stock as set forth on the signature page of the Holder (the “Series H Exchange Shares” and such transaction is referred to as the “Exchange”).

D. The Existing Note will be exchanged for the Series H Exchange Shares in an exchange made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

AGREEMENT

1. EXCHANGE. On the Closing Date (as defined below), the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Existing Note for the Series H Exchange Shares (and the Existing Note shall be cancelled).

1.1 Delivery. On or before the Closing Date, the Holder shall deliver, (i) the Existing Note, (ii) an executed IRS Form W-9 (the “Form W-9”) and (iii) written instructions for delivery of the stock certificate evidencing the Series H Exchange Shares (the “Delivery Instructions”), to the Company’s counsel at K&L Gates LLP, 599 Lexington Avenue, New York, NY 10022, Attention: Robert S. Matlin, Esq. Following the Closing Date and the Company’s counsel’s receipt of the Existing Note, the Form W-9 and the Delivery Instructions, the Company shall cancel the Existing Note and issue, and instruct its transfer agent to deliver, a stock certificate evidencing the Series H Exchange Shares to the Holder in accordance with the Delivery Instructions.

1.2 Legend. The Holder understands that the Series H Exchange Shares will be issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, any certificates evidencing the Series H Exchange Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

1.3 Book-Entry. The Holder consents to the Series H Exchange Shares being held in book-entry form by the Company’s transfer agent.

1.4 Other Documents. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.5 No Additional Consideration. The parties acknowledge and agree that the Series H Exchange Shares shall be issued to the Holder in exchange for the Existing Note without the payment of any additional consideration by the Holder.

1.6 Closing Date. The closing of the Exchange shall occur two (2) business days following the Company’s receipt of duly executed copies of this Agreement from (i) holders of two-thirds (2/3) of the issued and outstanding shares of the Company’s Series F convertible preferred stock, par value $0.0001 per share (“Series F Preferred Stock”) and the Company’s Series G convertible preferred stock, par value $0.0001 per share (“Series G Preferred Stock”) (together as a single series) and (ii) holders of two-thirds (2/3) of the issued and outstanding shares of the Company’s Series F-1 convertible preferred stock, par value $0.0001 per share (“Series F-1 Preferred Stock”) and the Company’s Series G-1 convertible preferred stock, par value $0.0001 per share (“Series G-1 Preferred Stock”) (together as a single series).

1.7 Certificate of Designations. The Company shall file the Series H Certificate of Designations with the Secretary of State of the State of Delaware on or prior to the Closing Date.

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2. AMENDMENT AND WAIVER TO securities purchase agreement.

2.1 Amendment. Effective as of the Closing Date, Section 4(k) of the Securities Purchase Agreement is deleted in its entirety and replaced with “Intentionally Omitted.”

2.2 Waiver. The Holder hereby waives, solely with respect to the Exchange, all requirements of notice and the compliance by the Company with any time periods set forth in Section 4(o) of the Securities Purchase Agreement.

3. Representations and Warranties OF THE COMPANY. Subject to such disclosures set forth in the Company’s filings with the Securities and Exchange Commission prior to the date hereof and in the 8-K Filing (as defined below), the Company represents and warrants to the Holder, as of the date hereof, as follows:

3.1 Organization and Qualification. The Company and each of its subsidiaries are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its subsidiaries are in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents except, with respect to the subsidiaries, for violations which would not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect. The Company and each of its subsidiaries are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

3.2 Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Series H Exchange Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Series H Exchange Shares, have been duly authorized by the Board of Directors of the Company and, other than (i) such filings required under applicable securities or “Blue Sky” laws of the states of the United States and (ii) the filing of the Series H Certificate of Designations with the Secretary of State of the State of Delaware, no further filing, consent, or authorization is required by the Company or of its board of directors or its shareholders. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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3.3 No Conflict; Required Filings and Consents.

(i) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) result in a violation of the Company’s Certificate of Incorporation, the terms of any share capital of the Company or any of its subsidiaries, the bylaws of the Company or any of the organizational documents of the Company or any of its subsidiaries or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws, rules, and regulations, and the rules and regulations of the Nasdaq Stock Market applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.

(ii) Except for the filing of the Series H Certificate of Designations with the Secretary of State of the State of Delaware, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or, make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations (which the Company is required to obtain pursuant to the preceding sentence) have been obtained or effected, or will have been obtained or effected, on or prior to the date hereof, and the Company and its subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

3.4 No Integration. None of the Company, its subsidiaries, any of their affiliates, or any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Series H Exchange Shares under the Securities Act, or cause this offering of the Series H Exchange Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its subsidiaries, their affiliates or any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of Series H Exchange Shares under the Securities Act or cause the offering of the Series H Exchange Shares to be integrated with other offerings.

3.5 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Series H Exchange Shares is exempt from registration under the Securities Act and all applicable state securities laws.

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3.6 Issuance of Series H Exchange Shares and Conversion Shares. The issuance of the Series H Exchange Shares is duly authorized and upon the filing of the Series H Certificate of Designations with the Secretary of State of the State of Delaware and the issuance in accordance with the terms of this Agreement, the Series H Exchange Shares shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon conversion in accordance with the Series H Certificate of Designations, the Conversion Shares, when issued, shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof.

3.7 No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Existing Note for the Series H Exchange Shares as contemplated hereby.

4. Representations and Warranties OF THE HOLDER. The Holder represents and warrants to the Company as of the date hereof, as follows:

4.1 Organization and Authority. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Holder and the consummation by Holder of the transactions contemplated hereby has been duly authorized by Holder’s board of directors or other governing body. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms.

4.2 Ownership of Existing Note. The Holder owns the Existing Note free and clear of any liens (other than the obligations pursuant to this Agreement and applicable securities laws).

4.3 Ownership of Preferred Stock. The Holder is the owner of record of the numbers of shares of Series F Preferred Stock, Series G Preferred Stock, Series F-1 Preferred Stock and Series G-1 Preferred Stock set forth on the Holder’s signature page attached hereto.

4.4 Reliance on Exemptions. The Holder understands that the Series H Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Series H Exchange Shares.

4.5 Validity; Enforcement. This Agreement to which the Holder is a party has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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4.6 No Conflicts. The execution, delivery and performance by the Holder of this Agreement to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

4.7 No Consideration Paid. No commission or other remuneration has been paid by the Holder for soliciting the exchange of the Existing Note for the Series H Exchange Shares as contemplated hereby.

4.8 Not a 20% Owner. After giving effect to the Exchange and the issuance of the Series H Exchange Shares to the Holder, the Holder will be a “beneficial owner” (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of less than 20% of the shares of the Company’s common stock, par value $0.0001 per share, then issued and outstanding.

5. Covenants.

5.1 Disclosure of Transactions and Other Material Information. On or before the fourth (4th) Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing all the material terms of the transaction contemplated by the Agreement in the form required by the Exchange Act and attaching all the material agreements (including, without limitation, this Agreement) (including all attachments, the “8-K Filing”). From and after the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Holder by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.

5.2 Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Series H Exchange Shares may be tacked onto the holding period of each of the Existing Note, and the Company agrees not to take a position contrary to this Section 5.2.

6. MISCELLANEOUS.

6.1 Effective Time. This Agreement shall be effective upon the date each of the Company and the Holder shall have executed this Agreement.

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6.2. No Third Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.3 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.4 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.5 Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

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6.6 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6.7 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, its subsidiaries, their affiliates and persons acting on their behalf solely with respect to the matters contained herein, and this Agreement, contains the entire understanding of the parties solely with respect to the matters covered herein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder.

6.8 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent by facsimile (if sent during the recipient’s normal business hours, or the next business day if sent after such normal business hours), provided that confirmation of transmission is mechanically or electronically generated and kept on file by the sending party; (iii) when sent by e-mail (if sent during the recipient’s normal business hours, or the next business day if sent after such normal business hours), provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers, and e-mail addresses for such communications shall be:

If to the Company:

521 Railroad Avenue

Suisun City, CA 94585

Telephone: (707) 421-1300

Facsimile: (707) 421-1359

Email: sebastian.giordano@wpcs.com

Attention: Interim Chief Executive Officer

With a copy (for informational purposes only) to:

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Telephone: (212) 536-3900

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Facsimile: (212) 536-3901

Email: robert.matlin@klgates.com

Attention: Robert S. Matlin, Esq.

If to the Holder:

With a copy (for informational purposes only) to:

6.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the securities.

6.10 Survival. The representations, warranties, agreements and covenants shall survive the date hereof.

6.11 Further Assurances. Each party shall use its reasonable best efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.12 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

WPCS INTERNATIONAL INCORPORATED

By:
Name: Sebastian Giordano Title: Interim Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

[_________________]

By:
Name:
Title:

Exchange
Aggregate Principal Amount of Existing Note:	[_________]

Aggregate Number of Series H Exchange Shares:	[_________]

Amendment and Waiver
Aggregate Number of Series F Preferred Shares Owned of Record:	[_________]

Aggregate Number of Series G Preferred Shares Owned of Record:	[_________]

Aggregate Number of Series F-1 Preferred Shares Owned of Record:	[_________]

Aggregate Number of Series G-1 Preferred Shares Owned of Record:	[_________]